                                                                EXHIBIT 14.(A).1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration
Statements on Form S-8 (Nos. 333-139021 and 333-111932) and Form F-3 (No.
333-128847) of our report dated July 13, 2010, with respect to the consolidated financial statements of Tefron Ltd. included in this Annual Report (Form 20-F)
for the year ended December 31, 2009.

/s/ Kost, Forer, Gabbay & KASIERER
----------------------------------
Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global

Haifa, Israel
July 13, 2010